Exhibit 99.1

Alkermes Contacts:

  For Investors:  Sandy Coombs, +1 781 609 6377

                      For Media:  Katie Joyce, +1 781 249 8927

Alkermes Announces Continued Board Refreshment, Including the Appointment of Christopher I. Wright, M.D., Ph.D. to its Board of Directors

– Appoints Nancy J. Wysenski as New Lead Independent Director –

– David W. Anstice AO and Wendy L. Dixon, Ph.D. to Retire From Board –

– Files Preliminary Proxy Statement and Highlights Shareholder Engagement Efforts –

DUBLIN, May 26, 2022 – Alkermes plc (Nasdaq: ALKS) today announced a series of actions as part of its ongoing commitment to strong corporate governance and regular board refreshment. The company also filed its preliminary proxy statement with the U.S. Securities and Exchange Commission (SEC) in connection with its upcoming Annual General Meeting of Shareholders (the Annual Meeting). The preliminary proxy statement is available on the Investor Relations section of the company’s website at www.alkermes.com.

Appointment of New Independent Director, Dr. Christopher I. Wright, With Significant Neuroscience Expertise

In connection with the company’s filing of its preliminary proxy statement, the company’s Board of Directors (the Board) disclosed its slate of director nominees for the Annual Meeting, which includes a new, independent director candidate, Christopher I. Wright, M.D., Ph.D., who was appointed to the Board on May 24, 2022.

Dr. Wright is a highly accomplished scientific and medical leader with nearly three decades of drug development and clinical expertise in diseases of the central nervous system. Dr. Wright currently serves as Chief Medical Officer at AavantiBio, Inc. and previously served in senior medical and clinical roles at Cyclerion Therapeutics, Inc., Ironwood Pharmaceuticals, Inc., Axcella Health Inc., and Vertex Pharmaceuticals Incorporated, where he oversaw the development of ORKAMBI® and KALYDECO®. In addition to his industry experience, Dr. Wright brings more than 20 years of experience as both a practicing, board-certified neurologist at Brigham and Women's Hospital in Boston and as an Associate Professor of Neurology at Harvard Medical School.

“I’m delighted to join Alkermes’ Board as the company seeks to develop innovative medicines and focus on real-world challenges faced by people living with complex and serious neuropsychiatric diseases. Neuroscience remains an untapped frontier in medicine and I look forward to working with the Board and Alkermes’ management team as they focus on advancing new medicines to help address the significant unmet needs that remain,” said Dr. Wright.

“Chris brings significant and complementary expertise in the field of neuroscience to the Board. His proven success in developing and securing approval of important new therapies and his background as a practicing neurologist uniquely position him to provide valuable insights to the company as we seek to develop medicines to treat complex neurological diseases, a key focus area of our development pipeline,” said Richard Pops, Chief Executive Officer of Alkermes. “The robust board refreshment efforts during the past three years reflect Alkermes’ continued commitment to a strong, independent board of individuals with diverse backgrounds, expertise and skillsets that align with the company’s strategic priorities of growing our commercial portfolio of proprietary products, advancing our development pipeline of neuroscience and oncology candidates, and driving profitability. Alkermes has demonstrated significant business momentum in 2021 and into 2022, as reflected by multiple quarters of strong execution against our strategic priorities, positioning us well to deliver long-term shareholder value.”

Appointment of Nancy J. Wysenski as New Lead Independent Director and Retirement of Longer-Serving Directors as Part of Board Refreshment Process

As part of the Board’s continued refreshment process, Nancy J. Wysenski has been appointed as Lead Independent Director, effective as of the close of the Annual Meeting. Two longer-serving directors, David W. Anstice AO, the company’s current Lead Independent Director, and Wendy L. Dixon, Ph.D., will retire from the Board at the close of the Annual Meeting.

Mr. Pops stated, "We’re delighted to have Nancy assume the role of Lead Independent Director, a testament to her dedication and leadership since joining the Board. On behalf of Alkermes and the Board, I would like to express our most sincere appreciation to David and Wendy for their many contributions to the company, their steadfast leadership, and their distinguished tenure on the Board. The company has benefitted greatly from their expertise and commitment to Alkermes’ growth and success.”

With the appointment announced today, the Board has appointed seven new independent directors since 2019, including three in the last year alone, further strengthening its expertise in targeted areas of importance. Each of the new directors appointed to the Board is independent and has no previous connections to the company or its leadership team. In addition, five longer-serving directors have retired over the course of the past three years. As a result of these significant board refreshment activities, the Board has increased the diversity of its membership and has reduced the average director tenure from approximately six years as of June 30, 2019 to approximately three years as of the close of the upcoming Annual Meeting. The recent additions to the Board include three directors appointed with the support of Elliott Investment Management L.P. — Emily Peterson Alva in May 2021, and David A. Daglio and Brian P. McKeon in December 2020 — as well as a director designated by Sarissa Capital Management (together with its affiliates, Sarissa) — Cato T. Laurencin, M.D., Ph.D. in November 2021.

In 2021, the company initiated declassification of its Board, which the company’s shareholders approved and which will be completed over a three-year period. In May 2022, at an extraordinary general meeting of shareholders, the company’s shareholders approved establishment of a plurality voting standard for contested director elections. These actions exemplify the company’s commitment to best practices in corporate governance.

Alkermes’ Engagement with Sarissa

The company’s preliminary proxy statement highlights the company’s extensive engagement with Sarissa since 2020, including more than 20 calls and virtual meetings as well as a recent in-person meeting, initiated by the company’s Chairman of the Board, at Sarissa’s offices in Greenwich, Conn.

In early January 2022, approximately six weeks after the Board appointed a director designated by Sarissa, the company received a notice from Sarissa nominating another two Sarissa director candidates for election to the Board. Consistent with the Board’s nomination process, the Nominating and Corporate Governance Committee of the Board, which is composed of independent directors Drs. Dixon and Snyderman and, Sarissa designee, Dr. Laurencin, considered the qualifications of the Sarissa director nominees and, in this context, the attributes, qualifications and experience previously identified by the Board as important in order to support the long-term strategy of the company and create shareholder value. The Nominating and Corporate Governance Committee unanimously determined that the Sarissa nominees’ key attributes and experience were neither additive to the Board at this time nor consistent with those attributes and experience previously identified by the Board as important in a new director nominee, and therefore not in the best interests of all shareholders. The company repeatedly offered to work with Sarissa to identify a mutually agreeable director candidate, such as Dr. Wright, possessing these desired qualifications and experience; however, Sarissa declined. Throughout the engagement, Sarissa was complimentary of the company’s strategy, performance and management, including the Board’s appointment of Dr. Wright to the Board. Until yesterday, when Alex Denner, Ph.D., Founder and Chief Investment Officer of Sarissa Capital, objected to the Board’s director nomination process and, in particular, its decision not to recommend or appoint a Sarissa nominee as a director, Sarissa had never voiced any concerns regarding the company’s governance practices. Sarissa has not once presented a plan or new ideas for the business and has instead focused entirely on its belief that it deserves to have additional directors on the Board.

About Christopher Wright, M.D., Ph.D.

Dr. Wright currently serves as the Chief Medical Officer of AavantiBio, Inc., a Cambridge, Mass.-based company focused on developing precision gene therapies for the treatment of debilitating diseases. Prior to joining AavantiBio, Dr. Wright served as Senior Vice President, Chief Medical Officer of Cyclerion Therapeutics, Inc. (Cyclerion), where he led global development functions across therapeutic areas, and prior to that served as Senior Vice President, Chief Development Officer of Ironwood Pharmaceuticals, Inc. Earlier in his career, Dr. Wright served as Senior Vice President, Chief Medical Officer of Axcella Health Inc. and Senior Vice President of Global Medicines Development and Affairs at Vertex Pharmaceuticals Incorporated (Vertex), where he led global development functions across therapeutic areas, including clinical development and operations, regulatory and medical affairs, and pharmacovigilance. In his role at Vertex, Dr. Wright directly oversaw the successful submission of medications for approval to the FDA, EMA and other regulatory bodies. Dr. Wright currently serves as a Scientific Advisor for Cyclerion.

Dr. Wright was an Associate Professor of Neurology at Harvard Medical School and a practicing, board-certified neurologist at Brigham and Women’s Hospital for 20 years. Dr. Wright earned his A.B., Magna Cum Laude, in Biochemical Sciences from Harvard University and his M.D., Magna Cum Laude, in Medicine and Neuroscience from Harvard Medical School. Later, he earned his Ph.D. in Neuroanatomy from Vrije Universiteit and his MMSc. in Clinical Investigation from Harvard Medical School.

About Alkermes plc

Alkermes plc is a fully-integrated, global biopharmaceutical company developing innovative medicines in the fields of neuroscience and oncology. The company has a portfolio of proprietary commercial products focused on alcohol dependence, opioid dependence, schizophrenia and bipolar I disorder, and a pipeline of product candidates in development for neurodegenerative disorders and cancer. Headquartered in Dublin, Ireland, Alkermes plc has an R&D center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning the potential therapeutic and commercial value of the company’s products and development candidates; the company’s ongoing commitment to regular Board refreshment; and the company’s strategic priorities and ability to deliver long-term shareholder value. The company cautions that forward-looking statements are inherently uncertain. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties, including the unpredictable outcome of contested director elections and those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2021 and in subsequent filings made by the company with the SEC, which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

Important Additional Information and Where to Find It

The company intends to file a definitive proxy statement, accompanying WHITE proxy card and other relevant documents with the SEC in connection with the solicitation of proxies for the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge by visiting the “Investors” section of the company’s website at www.alkermes.com, as soon as reasonably practicable after such materials are filed with, or furnished to, the SEC.

Certain Information Regarding Participants in the Solicitation

The company, its directors and certain of its executive officers are participants in the solicitation of proxies from shareholders in respect of the Annual Meeting. Information regarding the names of such participants and their respective interests in the company, by security holdings or otherwise, is set forth in the company’s Form 10-K for the year ended Dec. 31, 2021, filed with the SEC on Feb. 16, 2022 and amended by a Form 10-K/A filed with the SEC on April 29, 2022; the company’s Current Reports on Form 8-K filed with the SEC from time to time; and in Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC from time to time. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the direct and indirect interests of these participants, by security holdings or otherwise, will also be included in the definitive proxy statement for the Annual Meeting and other relevant materials to be filed with the SEC, if and when they become available.

ORKAMBI® and KALYDECO® are registered trademarks of Vertex Pharmaceuticals Incorporated.

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